UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 9, 2014

GEI GLOBAL ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-171572	27-3429931
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

6060 Covered Wagons Trail
Flint, Michigan 48532

(Address of principal executive offices)
(810) 610-2816

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Investment Agreement

On April 9, 2014, we entered into an Investment Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC in order to establish a possible source of funding for us. Under the Investment Agreement, Kodiak has agreed to provide us with up to $10,000,000 of funding upon effectiveness of a registration statement on Form S-1.

Following effectiveness of our registration statement, we can deliver a put under the Investment Agreement by selling shares of our common stock to Kodiak and Kodiak will be obligated to purchase the shares. A put transaction must close before we can deliver another put notice to Kodiak. We may request a put by sending a put notice to Kodiak, stating the amount of the put. During the five trading days following a notice, we will calculate the amount of shares we will sell to Kodiak and the purchase price per share. The number of shares of Common Stock that Kodiak shall purchase pursuant to each put notice shall be determined by dividing the amount of the put by the purchase price.

The purchase price per share of common stock will be set at seventy five-percent (75%) of the lowest closing bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak of our election to put shares pursuant to the Investment. There is no minimum amount we can put to Kodiak at any one time. Pursuant to the Investment Agreement, Kodiak and its affiliates shall not be issued shares of our common stock that would result in its beneficial ownership equaling more than 9.99% of our outstanding common stock.

Kodiak received a one-time issuance of 1,500,000 shares of our common stock, restricted in accordance with Rule 144, as a commitment for the investment. In addition, we paid a $15,000 document preparation fee to Kodiak.

SUJA Minerals Acquisition

On August 15, 2013, the Company (formerly Suja Minerals Corp.) entered into a Share Purchase Agreement with Dr. K. Joel Berry and Global Energy Innovations, Inc. (“GEI”).  The Company agreed to acquire 100% of the outstanding shares of GEI for $250,000 and 15,000,000 shares of common stock and 2,500 shares of Series A Convertible Super-Voting Preferred Stock.

As the $250,000 company debt remains, Dr. K. Joel Berry; GEI Global Energy Corp. Chairman and CEO, holds a convertible debenture at 0.0% interest and payable upon demand.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On or about March 25 2014, as a commitment fee in connection with the Investment Agreement, we issued an aggregate of 1,500,000 shares of our common stock, restricted in accordance with Rule 144, to Kodiak Capital Group, LLC. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Effective April 11, 2014 the company board of directors adopted the following update to the Amendments to Articles and Bylaws of the Corporation:

1.	GEI Global Energy Corp approves to increase the authorize shares of GEIG Common capital stock to 1,400,000,000 shares.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

0.1	Investment Agreement dated April 7, 2014

0.2	Registration Rights Agreement dated April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEI GLOBAL ENERGY CORP.

Date: April 14, 2014	By:	/s/ K. Joel Berry
	Name:	K. Joel Berry
	Title:	Chief Executive Officer